UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):
January 17, 2019

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
On January 17, 2019, Independent Bank Group, Inc., a Texas corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association (the “Lender”). Pursuant to the Credit Agreement, the Lender committed, subject to the terms and conditions set forth in the Credit Agreement, to make revolving loans to the Company for an aggregate amount not to exceed $100 million (the “Credit Facility”) for a period to expire on January 17, 2020, with any outstanding amounts due and payable on January 17, 2020. The Credit Facility will serve as a backup source of liquidity and funding, providing flexibility to support the Company’s future growth. Although the Credit Facility is unsecured, the Company has agreed not to sell, pledge or transfer any part of its right, title or interest in its subsidiary bank, Independent Bank (the “Bank”).
Interest on the outstanding balance under the Credit Facility is payable at a rate equal to LIBOR rate plus 175 basis points (1.75%). The Credit Facility also bears a non-usage fee of 0.30% per annum on the unused commitment at the end of each fiscal quarter.
The terms of the Credit Facility include customary representations, warranties, covenants and events of default, including without limitation, financial covenants requiring that the Company (and its consolidated subsidiaries), or the Bank (and any other consolidated bank subsidiaries), as applicable, maintain (1) a ratio of Loan Loss Reserve to Non-Performing Loans of not less than 100%, (2) a Return on Average Assets of at least equal to 0.90%, (3) a Total Risk-Based Capital Ratio equal to or greater than 10.75% for the Company and 10.50% for the Bank and (4) such capital as may be necessary to cause the Bank to be classified as a “well capitalized” institution under regulatory guidelines.
At any time after the occurrence of an event of default under the Credit Facility, the Lender may, among other options, terminate its commitment to make loans to the Company and declare any amounts outstanding under the Credit Facility immediately due and payable.
The foregoing summary of the Credit Agreement is only a brief description of the terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Credit Agreement and related loan documents filed herewith.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1(a)	Credit Agreement, dated January 17, 2019, between Independent Bank Group, Inc., in favor of U.S. Bank National Association.*
10.1(b)	Revolving Credit Note, dated January 17, 2019, by Independent Bank Group, Inc., in favor of U.S. Bank National Association.*
10.1(c)	Negative Pledge Agreement, dated January 17, 2019, by Independent Bank Group, Inc., in favor of U.S. Bank National Association.*

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 22, 2019
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board, Chief Executive Officer and President

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